Exhibit 10.5.b
NextG Networks, Inc.
2008 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
     Unless otherwise defined in this Restricted Stock Unit Award Agreement (this “Agreement”), the defined terms that are contained in the NextG Networks, Inc. 2008 Equity Incentive Plan (the “Plan”) also apply to this Agreement.
Restricted Stock Unit Grant Notice

Participant Name:

Address:

     You have been granted the right to receive a Restricted Stock Unit Award, subject to the terms and conditions of the Plan and this Agreement. Your Restricted Stock Unit Award includes the following terms:

Grant Number:

Grant Date:

Vesting Commencement Date:

Number of Restricted Stock Units:

Vesting Schedule:

     Subject to any acceleration provisions that may be contained in the Plan or that may be described below, your Restricted Stock Units will vest according to the following schedule:
     [INSERT VESTING SCHEDULE.]
     If your status as a Service Provider terminates for any or no reason before you vest in any Restricted Stock Units, then those Restricted Stock Units and your right to acquire any Shares under those Restricted Stock Units will immediately terminate.
     By mutually signing below, you and NextG agree that this Restricted Stock Unit Award is granted under, and governed by, the terms and conditions of the Plan and this Agreement, including the Restricted Stock Unit Grant Terms and Conditions, which are attached as Exhibit A, and all of which are part of this document. By signing below, you also expressly acknowledge and agree that (1) you have reviewed the Plan and this Agreement in their entirety; (2) you have had a full and fair opportunity to seek and receive legal advice and other professional advice before signing this Agreement; and (3) you fully understand all provisions of the Plan and this Agreement. Additionally, by signing this Agreement and accepting this Restricted Stock Unit Award, you also expressly acknowledge and agree to accept as binding,

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conclusive, and final all Administrator decisions or interpretations about any questions relating to the Plan and this Agreement. Finally, you agree to notify NextG upon any change in your residence from the residence address that you specified below.

PARTICIPANT	NEXTG NETWORKS, INC.

Signature	Signature

Print Name	Print Name

Date	Title

Date

Residence Address:

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EXHIBIT A
RESTRICTED STOCK UNIT GRANT TERMS AND CONDITIONS
     1. Grant. NextG grants to the person named above in the attached Restricted Stock Unit Grant Notice (the “Participant”) a Restricted Stock Unit Award, subject to all of the terms and conditions in this Agreement and the Plan, which is fully incorporated into this Agreement by reference. If any conflict arises between this Agreement and the Plan, then the Plan will control the conflict, unless this Agreement specifically states that this Agreement controls any such conflict with the Plan in a particular instance. As used elsewhere in this Agreement, the term “Notice” refers to the Restricted Stock Unit Grant Notice attached above.
     2. NextG Payment Obligation. Each Restricted Stock Unit represents the right to receive one Share on the date that such Restricted Stock Unit vests. Unless and until a Restricted Stock Unit will have vested in the manner described in Section 3, the Participant will have no right to any payment with respect to such Restricted Stock Unit. Before NextG actually pays any vested Restricted Stock Unit, such Restricted Stock Unit will represent only an unsecured NextG obligation, payable (if at all) only from NextG’s general assets. Any Restricted Stock Unit that vests according to Section 3 or Section 4 will be paid to the Participant (or in case of the Participant’s death, to the Participant’s estate) in whole Shares, subject to the Participant satisfying any applicable tax withholding obligations as described in Section 8. Subject to Section 4, such vested Restricted Stock Units will be paid in Shares as soon as practicable after vesting, but, in each such case, within the time period that ends no later than the date that is two and one-half months after the end of the NextG tax year that includes the vesting date.
     3. Vesting Schedule. Except as provided in Section 4, and subject to Section 5, the Restricted Stock Units will vest according to the vesting provisions specified in the Notice. Restricted Stock Units scheduled to vest on a certain date or on the date that a certain condition occurs will not vest under this Agreement, unless the Participant will have been continuously a Service Provider from the original grant date through and until such applicable vesting date.
     4. Administrator Discretion. In the Administrator’s sole discretion, and at any time, the Administrator may accelerate vesting for the entire then-remaining balance, or for any lesser portion of the entire then-remaining balance, of the unvested Restricted Stock Units, subject to the Plan’s terms. If so accelerated, then the Restricted Stock Units will be considered as having vested as of the date specified by the Administrator.
     5. Code Section 409A. As used in this Agreement, the term “Section 409A” means Section 409A of the Internal Revenue Code of 1986 and any proposed, temporary, or final Treasury Regulations and Internal Revenue Service guidance under such Section 409A, as each may be amended from time to time. Notwithstanding anything in the Plan or this Agreement to the contrary, and at any time, if the then-remaining balance, or any lesser portion of the then-remaining balance, of the Restricted Stock Units are vested on an accelerated basis in connection with Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by NextG), other than due to death, and if (a) the Participant is a “specified employee” within the meaning of

Section 409A at the time of such termination as a Service Provider and (b) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to the Participant on or within the six-month time period after the Participant’s termination as a Service Provider, then the payment of such accelerated Restricted Stock Units will not be made until the date that is six months and one day after the date on which the Participant was terminated as a Service Provider, unless the Participant dies after the Participant’s termination as a Service Provider, in which case the Restricted Stock Units will be paid in Shares to the Participant’s estate as soon as practicable after the Participant’s death. The parties intend for this Agreement to comply with the Section 409A requirements so that none of the Restricted Stock Units provided under this Agreement or the corresponding issuable Shares will be subject to the additional tax imposed under Section 409A, and any ambiguities in this Agreement will be interpreted accordingly.
     6. Service Provider Termination and Share Forfeiture. Notwithstanding any contrary Agreement provision, upon the Participant’s termination as a Service Provider for any reason or no reason, the balance of the Restricted Stock Units that have not vested as of such time, and the Participant’s right to acquire any Shares under this Agreement, will immediately terminate.
     7. Participant Death. If any distribution or delivery is to be made to the Participant at any particular time under this Agreement, and if the Participant is then deceased, then such distribution or delivery will be made to the Participant’s designated beneficiary, or, if no beneficiary survives the Participant, then to the administrator or executor of the Participant’s estate. Any such transferee must furnish NextG with (a) written notice of such person’s status as transferee and (b) evidence satisfactory to NextG to establish the transfer’s validity and compliance with any laws or regulations pertaining to such transfer.
     8. Tax Withholding. Notwithstanding any contrary Agreement provision, no certificate representing the Shares will be issued to the Participant, unless and until the Participant has made satisfactory arrangements (as the Administrator determines) for paying any applicable income, employment, and other taxes that NextG determines must be withheld with respect to such Shares. In the Administrator’s sole discretion and under such procedures that the Administrator may specify from time to time, the Administrator may permit the Participant to satisfy such tax withholding obligation, in whole or in part, by (a) paying cash, (b) electing to have NextG withhold otherwise deliverable Shares with a Fair Market Value equal to the minimum amount required to be withheld, (c) delivering to NextG already vested and owned Shares with a Fair Market Value equal to the amount required to be withheld, or (d) selling a sufficient number of such Shares otherwise deliverable to the Participant through such means as NextG may determine in NextG’s sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. To the extent that NextG determines appropriate in NextG’s sole discretion, NextG will have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to the Participant. If the Participant fails to make satisfactory arrangements for paying any required tax withholding obligations at the time any applicable Restricted Stock Units are otherwise scheduled to vest under Section 3 or Section 4, then the Participant will permanently forfeit such Restricted Stock Units and any right to receive Shares under such Restricted Stock Units, and such Restricted Stock Units will be returned to NextG at no cost to NextG.
     9. Stockholder Rights. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a NextG stockholder with respect to of any Shares deliverable under this Agreement, unless and until one or more certificates representing such Shares will have been (a) issued, (b) recorded on the records of NextG or NextG’s transfer agents or registrars, and (c) delivered to the Participant. After such issuance, recordation, and delivery, the Participant will have all the rights and privileges of a NextG stockholder with respect to voting such Shares and receiving dividends and distributions on such Shares.
     10. No Continued Service Guarantee. THE PARTICIPANT EXPRESSLY ACKNOWLEDGES AND AGREES THAT RESTRICTED STOCK UNIT VESTING UNDER THIS AGREEMENT’S VESTING SCHEDULE IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT NEXTG’S WILL (OR AT THE WILL OF THE NEXTG PARENT OR SUBSIDIARY EMPLOYING OR RETAINING THE PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE RESTRICTED STOCK UNIT AWARD, OR ACQUIRING SHARES UNDER THIS AGREEMENT. THE PARTICIPANT FURTHER EXPRESSLY ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND THIS AGREEMENT’S VESTING SCHEDULE DO NOT CONSTITUTE ANY EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT OR ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR NEXTG’S RIGHT (OR THE RIGHT OF THE NEXTG PARENT OR SUBSIDIARY EMPLOYING OR RETAINING THE PARTICIPANT) TO TERMINATE THE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT NOTICE, WITH OR WITHOUT CAUSE, AND FOR ANY REASON OR NO REASON.
     11. Notice Address. Any notice given to NextG under this Agreement’s terms will be addressed to NextG, in care of NextG’s Chief Financial Officer at NextG Networks, Inc., 2216 O’Toole Avenue, San Jose, California, 95131, or at such other address as NextG may otherwise designate in writing.
     12. Award Not Transferable. Except to the limited extent provided in Section 7, this Restricted Stock Unit grant and the rights and privileges conferred by this Agreement will not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of this Restricted Stock Unit grant, or any right or privilege conferred by this Agreement, or upon any attempted sale under any execution, attachment, or similar process, this Restricted Stock Unit grant and the rights and privileges conferred by this Agreement immediately will become void and unenforceable.
     13. Binding Agreement. Subject to the Restricted Stock Unit transferability limitations contained in this Agreement, this Agreement will be binding upon and inure to the benefit of the parties’ respective heirs, legatees, legal representatives, successors, and assigns.
     14. Additional Stock Issuance Conditions. If NextG determines at any time, and in NextG’s sole discretion, that listing, registering, or qualifying the Shares on any securities exchange or under any state or federal law, or that the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to issuing the Shares to the Participant (or to the Participant’s estate), then such issuance will not occur, unless and until such listing, registration, qualification, consent, or approval has been completed and received free of any conditions that are not acceptable to NextG. Whenever NextG determines that delivering the payment of any Shares will violate federal securities laws or other applicable laws, NextG will defer such delivery until the earliest date on which NextG reasonably anticipates that such delivery will no longer cause such violation. NextG will make all reasonable efforts to satisfy the requirements of any such state or federal law or securities exchange and to complete and receive any such consent or approval from any such governmental authority.
     15. Plan Governs. This Agreement is subject to all of the Plan’s terms and provisions. If one or more Agreement provisions conflict with one or more Plan provisions, then the Plan provisions will govern such conflict. Capitalized terms that are used, but that are not defined, in this Agreement have the same meanings as defined for such terms in the Plan.
     16. Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for administering, interpreting, and applying the Plan as are consistent with the Plan, and the Administrator will have the power to interpret or revoke any such rules (including determining whether or not any Restricted Stock Units have vested). All Administrator actions, interpretations, and determinations made in good faith will be final and binding on the Participant, NextG, and all other interested persons. Neither the Administrator nor any Administrator member will be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.
     17. Electronic Delivery. In NextG’s sole discretion, NextG may decide to deliver any documents related to the Restricted Stock Units or future Restricted Stock Units that may be awarded under the Plan by electronic means or request the Participant’s consent to participate in the Plan by electronic means. By signing and delivering this Agreement, the Participant consents to receive all such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by NextG or another third-party designated by NextG.
     18. Captions. All captions, section headings, and section sub-headings that are used in this Agreement are for convenience only and will not serve as a basis for interpreting or construing this Agreement.
     19. Agreement Severable. If any Agreement provision is held or becomes invalid or unenforceable, then that provision will be severed from this Agreement’s remaining provisions, and such invalidity or unenforceability will not affect this Agreement’s remaining provisions.
     20. Agreement Modifications. This Agreement constitutes the parties’ entire understanding on the subjects covered by this Agreement. The Participant expressly represents and warrants that the Participant is not accepting this Agreement in reliance on any promises, representations, or inducements other than those specifically contained in this Agreement. Plan modifications and Agreement modifications can be made only in an express written contract that is signed by a validly authorized NextG officer. Notwithstanding anything to the contrary in the Plan or in this Agreement, NextG reserves the right to revise this Agreement as NextG determines necessary or advisable, in NextG’s sole discretion and without the Participant’s consent, to comply with Section 409A, to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection with the Restricted Stock Units, or to otherwise avoid violating any applicable law, rule, or regulation.
     21. Plan Amendment, Suspension, or Termination. By accepting the Restricted Stock Units, the Participant expressly represents and warrants that the Participant has received a Restricted Stock Unit Award under the Plan, and has received, read, and understood a Plan description. The Participant expressly acknowledges and agrees that the Plan is discretionary in nature and that NextG may amend, suspend, or terminate the Plan at any time.
     22. Governing Law. This Agreement will be governed by California state laws, without giving effect to any California or other conflict-of-law principles. For purposes of litigating any dispute that arises under the Restricted Stock Unit Award, this Agreement, or the Plan, the parties expressly and irrevocably submit to and consent to California state court personal jurisdiction, and the parties expressly and irrevocably agree that any such litigation will be initiated in, conducted in, maintained by, and resolved by Santa Clara County, California superior courts, or the Northern District of California federal courts, and no other courts. The parties expressly acknowledge and agree that the Restricted Stock Unit Award is granted, is made, and will be performed exclusively in Santa Clara County, California.
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